UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2019

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

999 18th Street, Suite 1350S
Denver, Colorado 80202
(Address of principal executive offices, zip code)

(303) 640-3838
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GLOW	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously reported, on September 12, 2019, Glowpoint, Inc., a Delaware corporation (“Glowpoint”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glowpoint Merger Sub II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Glowpoint (the “Merger Sub”), and Oblong Industries, Inc., a Delaware corporation (“Oblong” and, together with Glowpoint and the Merger Sub, the “Parties”). On October 1, 2019, prior to the Closing of the Merger (as each term is defined below), the Parties entered into an Amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, in order to reflect the commercial agreement of the Parties, the Parties agreed to amend the Merger Agreement to provide that:

•
Glowpoint’s board of directors will consist of five members after completion of the Merger, of which four members will be appointed by the members of Glowpoint’s board existing prior to closing and one member will be appointed by the members of Oblong’s board existing prior to closing;

•
(i) at the Effective Time (as defined in the Merger Agreement), Glowpoint will assume all then-outstanding options to purchase shares of Oblong’s common stock (“Oblong Options”) held by previously terminated employees of Oblong, which Oblong Options will be deemed to constitute options to acquire shares of Glowpoint’s Common Stock, par value $0.0001 per share (“Common Stock”); and (ii) any Oblong Options held by current employees of Oblong will be cancelled in exchange for restricted shares of Glowpoint’s 6.0% Series D Convertible Preferred Stock, par value $0.0001 per share (“Merger Preferred Stock”); and

•
the shares of Merger Preferred Stock issued by Glowpoint in the Merger will each initially be convertible into ten (10) shares of Glowpoint’s Common Stock and that the number of shares of Merger Preferred Stock to be issued in the Merger will be reduced accordingly.

The above description of the Amendment and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Stock Purchase Agreement

On October 1, 2019, Glowpoint entered into a Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) with the accredited investors party thereto, who, prior to the Closing of the Merger, were stockholders of Oblong (the “Purchasers”), relating to the offer and sale by Glowpoint in a private placement (the “Offering”) of up to 131,579 shares of its 6.0% Series E Convertible Preferred Stock, par value $0.0001 per share (the “Financing Preferred Stock”), at a price of $28.50 per share. At an initial closing on October 1, 2019, Glowpoint sold, and the Purchasers purchased, 88,070 shares of Financing Preferred Stock for gross proceeds of approximately $2.5 million. Glowpoint did not pay any commissions or discounts in connection with the Offering, and expects to use the net proceeds from the initial closing for general corporate purposes, which may include product development, sales and marketing, and/or general administrative expenses.

The Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and pursuant to reliance on similar exemptions under applicable state laws. As a result, the securities sold in the Offering were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501 of Regulation D, and is acquiring securities in the Offering for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The shares of Financing Preferred Stock sold in the Offering were offered without any general solicitation by Glowpoint or its representatives. Neither this Current Report on Form

8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The above description of the Purchase Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, Glowpoint and the Purchasers executed a Registration Rights Agreement, dated October 1, 2019 (the “Rights Agreement”). Pursuant to the Rights Agreement, among other things, Glowpoint has provided the Purchasers with certain rights to require Glowpoint to file and maintain the effectiveness of a registration statement with respect to the re-sale of shares of Glowpoint Common Stock underlying the shares of Merger Preferred Stock issued in the Merger (as defined below) and Financing Preferred Stock sold in the Offering and, in each case, held by the Purchasers.

The above description of the Rights Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SVB Loan Agreement and Warrant

On October 1, 2019, in connection with the Closing of the Merger on such date, Glowpoint and Oblong, as borrowers, and Silicon Valley Bank (“SVB”), as lender, executed a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”), which amended and restated, in its entirety, the Amended and Restated Loan and Security Agreement by and between Oblong and SVB. The Loan Agreement provides for a term loan facility of approximately $5.2 million (the “Loan”), all of which is currently outstanding. The Loan Agreement provides that interest-only payments will be due through March 31, 2020, after which equal monthly principal and interest payments will be made to fully repay the loan by September 1, 2021. The Loan accrues interest at a rate equal to the Prime Rate (as defined in the Loan Agreement) plus 200 basis points (for a total of 7.00% as of October 1, 2019).

The obligations under the Loan Agreement are secured by substantially all of the assets of Glowpoint and its subsidiaries, including accounts receivable, intellectual property, equipment and other personal property. The Loan Agreement contains certain restrictions and covenants, which, among other things, subject to certain exceptions, restrict Glowpoint’s ability to dispose of any portion of its business or property, engage in certain material changes to its business, enter into a merger, incur additional debt or make guarantees, make distributions or create liens or other encumbrances, or enter into related party transactions outside of the ordinary course of business. The Loan Agreement also contains customary events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, breaches of representations and warranties, certain cross defaults, certain bankruptcy related events, monetary judgments defaults and Glowpoint’s de-listing from the NYSE American without a listing of its Common Stock on another nationally recognized stock exchange. Upon the occurrence of an event of default, the outstanding obligations may be accelerated and become immediately due and payable.

In connection with its execution of the Loan Agreement, Glowpoint also issued a warrant to SVB that entitles SVB to subscribe to 72,394 shares of Glowpoint’s Common Stock at an exercise price of $0.01 per share (the “SVB Warrant”). The SVB Warrant has a ten (10) year term.

The offering and sale of the SVB Warrant is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and pursuant to reliance on similar exemptions under applicable state laws. As a result, the SVB Warrant was not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. SVB represented in the SVB Warrant that it is an accredited investor within the meaning of Rule 501 of Regulation D, and is acquiring the SVB Warrant for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The SVB Warrant was offered without any general solicitation by Glowpoint or its representatives. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The above description of the Loan Agreement and SVB Warrant and, in each case, the transactions contemplated thereby, is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and SVB Warrant, respectively, copies of which are filed as Exhibits 10.3 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 1, 2019 (the “Closing Date”), as contemplated by the Merger Agreement (as amended by the Amendment) Merger Sub merged with and into Oblong, with Oblong continuing as the surviving corporation and a wholly-owned subsidiary of Glowpoint (the “Merger”). Pursuant to the closing of the Merger (the “Closing”), (i) the common and preferred stock of Oblong issued and outstanding immediately prior to the Effective Time of the Merger were converted into the right to receive an aggregate of approximately 1.68 million shares of Glowpoint’s Merger Preferred Stock; (ii) all Oblong Options held by previously terminated employees of Oblong were assumed by Glowpoint and will be deemed, in the aggregate, to constitute options to acquire a total of approximately 100,000 shares of Glowpoint’s Common Stock at a volume weighted average exercise price of $4.92 per share; and (iii) all Oblong Options (whether or not vested) held by current employees of Oblong were cancelled and exchanged for an aggregate of approximately 50,000 restricted shares of Merger Preferred Stock (“Restricted Merger Preferred Stock”). Such shares of Restricted Merger Preferred Stock are subject to vesting over a two-year period following Closing, with twenty-five percent (25%) of such shares (the “Cliff Vesting Shares”) vesting on the first anniversary of the Closing (the “Cliff Vesting Date”) and the remaining seventy-five percent (75%) of such shares vesting in ratable monthly installments thereafter, subject to the holder’s continued employment through each such vesting date; provided, however, that in the event such holder’s employment is terminated prior to the Cliff Vesting Date without Cause (as defined in the Amendment), such holder shall remain eligible to vest in the Cliff Vesting Shares on the Cliff Vesting Date.

No fractional shares of Merger Preferred Stock were issued in the Merger. Any fractional shares of Merger Preferred Stock that would have otherwise been issued in the Merger were rounded up to the closest full share.

The issuance of Merger Preferred Stock in exchange for common and preferred stock of Oblong in the Merger is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, and pursuant to reliance on similar exemptions under applicable state laws. As a result, the securities issued in the Merger were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The shares of Merger Preferred Stock issued in the Merger were offered without any general solicitation by Glowpoint or its representatives. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Glowpoint has agreed to prepare and file with the SEC a proxy statement for the purpose of convening a meeting of its stockholders to obtain their approval of, among other things, the conversion of the shares of Merger Preferred Stock issued in the Merger and Financing Preferred Stock issued in the Offering into shares of Glowpoint’s Common Stock.

The Merger Agreement has been included as Exhibit 2.1 to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Glowpoint or Oblong. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger

Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement.

The above description of the Merger Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Amendment, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The terms of the Merger Preferred Stock are more fully described in the Certificate of Designations of the Merger Preferred Stock (the “Merger Preferred Stock Certificate”), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The terms of the Financing Preferred Stock are more fully described in the Certificate of Designations of the Financing Preferred Stock (the “Financing Preferred Stock Certificate”), a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2019, David Giangano submitted his resignation as a director of Glowpoint. Mr. Giangano’s resignation was not a result of any disagreement with Glowpoint regarding any matter relating to its operations, policies or practices.

On October 1, 2019, in accordance with the terms of the Merger Agreement, as amended by the Amendment, the Board appointed John Underkoffler as a director of Glowpoint. Prior to the Closing of the Merger, Mr. Underkoffler served as the Chief Executive Officer and as a member of the Board of Directors of Oblong. Glowpoint expects that Mr. Underkoffler will stand for election as a director by Glowpoint’s stockholders at the 2019 Annual Meeting of Stockholders. As of the date of this filing, Mr. Underkoffler is not expected to be named to any committee of Glowpoint's board of directors.

Glowpoint will enter into an indemnification agreement with Mr. Underkoffler in the form entered into with other directors and officers of Glowpoint. Glowpoint’s standard form of indemnification agreement for officers and directors of the company is filed as Exhibit 10.1 to Glowpoint’s Form 8-K filed with the SEC on June 2, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Merger Preferred Stock Certificate of Designations

On October 1, 2019, Glowpoint filed the Merger Preferred Stock Certificate with the Secretary of State of the State of Delaware amending its Certificate of Incorporation to establish the Merger Preferred Stock and the number, relative rights, preferences and limitations thereof. Pursuant to the Merger Preferred Stock Certificate, 1,750,000 shares of preferred stock have been designated as Merger Preferred Stock, and each of the shares of Merger Preferred Stock is automatically convertible, upon the occurrence of both (i) approval of the conversion of the Merger Preferred Stock by the holders of more than 50.0% of the issued and outstanding shares of Glowpoint’s Common Stock, Series A-2 Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis, present in person or by proxy, at a duly called and held meeting of Glowpoint’s stockholders; and (ii) receipt of all required authorizations and approvals from the NYSE American (or any such other exchange upon which Glowpoint’s securities are then listed for trading) for the listing of the Common Stock underlying the Merger Preferred Stock and the continued listing of Glowpoint after closing of the Merger and conversion of the Merger Preferred Stock, into a number of shares of Glowpoint’s Common Stock equal to the accrued value of the share, which is initially $28.50, plus any accrued dividends thereon (the “Accrued Value”), divided by the Conversion Price, which is initially $2.85 per share, subject to specified adjustments (the “Conversion Price”). Based on the initial Conversion Price, approximately 16.8 million shares of Common Stock would be issuable upon conversion of all issued and outstanding shares of Merger Preferred Stock (not including any shares of Restricted Merger Preferred Stock, which are subject to vesting as discussed in Item 2.01 above).

Pursuant to the terms of the Merger Preferred Stock Certificate, each share of Merger Preferred Stock is entitled to receive an annual dividend equal to 6.0% of its then-existing Accrued Value per annum, commencing on the first anniversary of the issuance of the Merger Preferred Stock. Prior to the first anniversary of the issuance of the Merger Preferred Stock no dividends will accrue on such stock. Dividends are cumulative and accrue daily in arrears. If Glowpoint's board of directors does not declare any applicable dividend payment in cash, the Accrued Value of the Merger Preferred Stock will be increased by the amount of such dividend payment.

Upon Glowpoint’s liquidation, the holders of Merger Preferred Stock are entitled to receive in cash out of the assets of Glowpoint, after payment of the liquidation preference for any outstanding shares of senior preferred stock (including Glowpoint’s outstanding Series A-2 preferred stock and Series C preferred Stock), but before any amount is paid to the holders of any of shares of junior stock and pari passu with any parity stock then outstanding, an amount per share equal to the greater of (1) the then-existing Accrued Value of such shares and (2) the amount per share such holder would receive if its shares of Merger Preferred Stock had been converted into Common stock immediately prior to the date of such payment.

Except as required by law or Glowpoint’s Certificate of Incorporation, including certain protective provisions set forth in the Merger Preferred Stock Certificate, holders of Merger Preferred Stock have no voting rights with respect to such shares.

The foregoing description of the Merger Preferred Stock Certificate is not complete and is qualified in its entirety by reference to the complete text of the Merger Preferred Stock Certificate filed herewith as Exhibit 3.1, which is incorporated herein by reference.

Financing Preferred Stock Certificate of Designations

On October 1, 2019, Glowpoint filed the Financing Preferred Stock Certificate with the Secretary of State of the State of Delaware amending its Certificate of Incorporation to establish the Financing Preferred Stock and the number, relative rights, preferences and limitations thereof. Pursuant to the Financing Preferred Stock Certificate, 175,000 shares of preferred stock have been designated as Financing Preferred Stock, and each of the shares of Financing Preferred Stock is automatically convertible, upon the occurrence of both (i) approval of the conversion of the Financing Preferred Stock by the holders of more than 50.0% of the issued and outstanding shares of Glowpoint’s Common Stock, Series A-2 Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis, present in person or by proxy, at a duly called and held meeting of Glowpoint’s stockholders; and (ii) receipt of all required authorizations and approvals from the NYSE American (or any such other exchange upon which Glowpoint’s securities are then listed for trading) for the listing of the Common Stock underlying the Financing Preferred Stock and the continued listing of Glowpoint after closing of the Merger and conversion of the Financing Preferred Stock, into a number of shares of Glowpoint’s Common Stock equal to the accrued value of the share, which is initially $28.50, plus any accrued dividends thereon (the “Accrued Value”), divided by the Conversion Price, which is initially $2.85 per share, subject to specified adjustments (the “Conversion Price”). Based on the initial Conversion Price, approximately 880,700 shares of Common Stock would be issuable upon conversion of all issued and outstanding shares of Financing Preferred Stock.

Pursuant to the terms of the Financing Preferred Stock Certificate, each share of Financing Preferred Stock is entitled to receive an annual dividend equal to 6.0% of its then-existing Accrued Value per annum, commencing on the first anniversary of the issuance of the Financing Preferred Stock. Prior to the first anniversary of the issuance of the Financing Preferred Stock no dividends will accrue on such stock. Dividends are cumulative and accrue daily in arrears. If Glowpoint's board of directors does not declare any applicable dividend payment in cash, the Accrued Value of the Financing Preferred Stock will be increased by the amount of such dividend payment.

Upon Glowpoint’s liquidation, the holders of Financing Preferred Stock are entitled to receive in cash out of the assets of Glowpoint, after payment of the liquidation preference for any outstanding shares of senior preferred stock (including Glowpoint’s outstanding Series A-2 preferred stock, Series C preferred Stock and the Merger Preferred Stock), but before any amount is paid to the holders of any of shares of junior stock and pari passu with any parity stock then outstanding, an amount per share equal to the greater of (1) the then-existing Accrued Value of such shares and (2) the amount per share such holder would receive if its shares of Financing Preferred Stock had been converted into Common stock immediately prior to the date of such payment.

The foregoing description of the Financing Preferred Stock Certificate is not complete and is qualified in its entirety by reference to the complete text of the Financing Preferred Stock Certificate filed herewith as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 12, 2019, by and among Glowpoint, Inc., Oblong Industries, Inc. and Glowpoint Merger Sub II, Inc. (filed as Exhibit 2.1 to Glowpoint’s Current Report on Form 8-K filed with the SEC on September 16, 2019, and incorporated herein by reference).†

2.2	Amendment to Agreement and Plan of Merger, dated October 1, 2019, by and among Glowpoint, Inc., Oblong Industries, Inc. and Glowpoint Merger Sub II, Inc.
3.1	Certificate of Designations of the 6.0% Series D Convertible Preferred Stock of Glowpoint, Inc.
3.2	Certificate of Designations of the 6.0% Series E Convertible Preferred Stock of Glowpoint, Inc.
4.1	Warrant to Purchase Common Stock, dated October 1, 2019.
10.1	Series E Preferred Stock Purchase Agreement, dated October 1, 2019, by and among Glowpoint, Inc. and the Purchasers party thereto.
10.2	Registration Rights Agreement, dated October 1, 2019, by and among Glowpoint, Inc. and the Purchasers party thereto.
10.3	Second Amended and Restated Loan and Security Agreement, dated October 1, 2019, by and among Glowpoint, Inc., Oblong Industries, Inc., and Silicon Valley Bank.

__________________
† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date:	October 7, 2019	By:	/s/ Peter Holst
Name: Peter Holst
Title: President & CEO